Exhibit 3.3

CERTIFICATE OF INCORPORATION
OF
BUTCHER ACQUISITION CO.

FIRST:    The name of the corporation is Butcher Acquisition Co.

SECOND:    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH:    The name and mailing address of the incorporator is as follows:

Luis F. Machado
8310 — 16th Street
Sturtevant, WI 53177

The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Luis F. Machado                             8310 — 16th Street
President and Secretary                Sturtevant, WI 53177

SIXTH:    The corporation is to have perpetual existence.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of August, 2000.

By:	/s/ LUIS F. MACHADO
Luis F. Machado

CERTIFICATE OF MERGER OF
THE BUTCHER COMPANY, INC. WITH AND INTO
BUTCHER ACQUISITION CO.

In accordance with Section 253 of the Delaware General Corporation Law and Section 82 of the Massachusetts Business Corporation Law, the undersigned, as the duly appointed and acting Vice-President and Secretary of Butcher Acquisition Co., a Delaware corporation, (“BAC”), certifies as follows:

1.  BAC owns 100% of the outstanding shares of each class of stock of The Butcher Company, Inc., a Massachusetts corporation (the “Butcher Company”).

2.  Attached hereto as Exhibit A is a true and complete copy of the Resolutions of the Sole Director of BAC approving and adopting the merger of the Butcher Company with and into BAC (the “Merger”), which Resolutions have not been in any way amended, annulled, rescinded or revoked and are in full force and effect on the date hereof.

3.  As of the close of the business day on September 18, 2000, ARTICLE I of BAC’s Certificate of Incorporation shall be amended to read as follows:

The name of corporation is The Butcher Company.

Witness, my hand on this 14th day of September, 2000.

BUTCHER ACQUISITION CO.

By:	/s/ LUIS F. MACHADO
Luis F. Machado Vice-President and Secretary

RECORD OF ACTION TAKEN BY CONSENT OF THE
SOLE DIRECTOR OF BUTCHER ACQUISITION CO.

The undersigned, being the sole director of Butcher Acquisition Co., a Delaware corporation (the “Corporation”), adopts the following Recitals and Resolutions in accordance with Section 141(f) of the Delaware General Corporation Law

RECITALS

A.  Pursuant to that certain Stock Purchase Agreement dated as of the same date hereof, by and between the Corporation and The Butcher Company Trust, the Corporation acquired all of the issued and outstanding stock of The Butcher Company, Inc., a Massachusetts corporation (the  “Butcher Company”).

B.  The undersigned deems it to be in the best interests of the Corporation to merge its wholly-owned subsidiary, the Butcher Company, with and into the Corporation, with the Corporation being the surviving corporation, pursuant to Section 253 of the Delaware General Corporation Law and Section 82 of the Massachusetts Business Corporation Law (the “Merger”).

RESOLUTIONS

1.  The Merger of the Butcher Company with and into the Corporation is hereby approved and adopted on behalf of the Corporation, and the President or any other appropriate officer of the Corporation is hereby authorized and directed to (a) execute the Certificate of Merger and file such certificate with the Secretary of State of Delaware, (b) and execute the Articles of Merger and file such articles with the Secretary of Commonwealth of Massachusetts, both substantially in the form and substance as reviewed and approved by the undersigned.

2.  The change of name of the Corporation, as set forth in the Certificate of Merger and the Articles of Merger, respectively, to “The Butcher Company” is approved, adopted and ratified on behalf of the Corporation.

3.  The President or any other appropriate officer of the Corporation is authorized and directed, on behalf of the Corporation, to perform any and all other transactions contemplated by the Merger, to execute such other documents and to take such other actions as she or he in her or his sole discretion deems necessary, appropriate or advisable to effect the intent of the foregoing recitals and resolutions.

Dated as of the 14th day of September, 2000.

SOLE DIRECTOR:

BY:	/s/ LUIS F. MACHADO
Luis F. Machado

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